UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 8, 2008

FIRST SOUTH BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA	0-22219	56-1999749
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

1311 Carolina Avenue, Washington, North Carolina		27889
(Address of principal executive offices)		(Zip Code)

(252) 946-4178
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On September 8, 2008, J. Randy Woodson was appointed as Executive Vice President and Chief Operating Officer of First South Bank (the “Bank”), a wholly owned subsidiary of First South Bancorp, Inc. (the “Registrant”).

Mr. Woodson, age 47, joined the Bank on January 7, 2008 as Executive Vice President of Retail Banking, and has lead in the areas of retail banking strategy, retail revenue growth, branch management development, product process improvement and credit restructures.

Prior to joining the Bank, Mr. Woodson was employed with Crestar Bank from 1984 to 1998 in various commercial lending capacities.

Mr. Woodson joined Valley Bank of Roanoke, Virginia in 1998 as Senior Loan Officer and served as Chief Lending Officer from 2000 to 2005. Most recently he served with Valley Bank as Executive Vice President and Chief Operating Officer from 2005 to 2007.

Mr. Woodson received a BS degree in Finance and Marketing from Virginia Tech University in 1984 and graduated from the ABA Stonier School of Banking in 2005. In 2006, he completed the Executive MBA program at Wake Forest University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Date: September 8, 2008	First South Bancorp, Inc.
(Registrant)

By: /s/ William L. Wall
William L. Wall
Executive Vice President
Chief Financial Officer and
Secretary